Exhibit 10.5

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of August 28, 2008 to the Credit Agreement referenced below is by and among CACI INTERNATIONAL INC, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a revolving credit and term loan facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of May 3, 2004 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms set forth herein and have authorized and directed the Administrative Agent to enter into this Amendment on their behalf; and

WHEREAS, the Administrative Agent has entered into this Amendment on behalf of itself and the Lenders.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms.    Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.     Amendments.    The Credit Agreement is amended in the following respects:

2.1    The definitions of “Acquisition Support Business”, “Material Joint Venture”, “Negative EBITDA Acquisition” and “Target EBITDA” are added to Section 1.01 to read as follows:

“Acquisition Support Business” means the contract management, acquisition planning and program management support services currently conducted through the Borrower’s business management division, including the associated contracts and personnel.

“Material Joint Venture” means any Domestic Subsidiary that (a) is not a Wholly Owned Subsidiary and (b) accounts for greater than or equal to five percent (5%) of Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Negative EBITDA Acquisition” means any Acquisition in which the Target EBITDA of the Person or Property acquired in such Acquisition for the 12 month period immediately preceding such Acquisition is less than $0.00.

“Target EBITDA” means, with respect to any Person or Property acquired in an Acquisition, the earnings before interest, taxes, depreciation and amortization and non-cash items relating to the impairment of goodwill, the write-down of intangibles and the amortization and the expensing of non-cash stock-based compensation of such Person or Property.

2.2	The definition of “Maturity Date” in Section 1.01 is amended to read as follows:

“Maturity Date” means (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), the date seven (7) years following the Effective Date and (b) as to the Term B-2 Loan, the date seven (7) years following the Effective Date.

2.3	The definition of “Permitted Acquisition” in Section 1.01 is amended to read as follows:

“Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower or any Subsidiary, provided that:

(a)    the Person (or the Property of the Person) acquired in such Acquisition is in a line of business similar to the line of business of the Borrower and its Subsidiaries;

(b)    the aggregate Acquisition Consideration paid by the Borrower and its Subsidiaries for all Acquisitions occurring during any fiscal year, commencing with the fiscal year ending June 30, 2009, shall not exceed $250 million; provided that (A) cash consideration to the extent funded with the proceeds of any insurance claims, judgments, settlements of lawsuits and other extraordinary events shall not be included in the calculation of the aggregate Acquisition Consideration for purposes of this clause (b) to the extent such cash consideration does not exceed $40 million during the term of this Agreement and (B) cash consideration to the extent funded with the proceeds of the Convertible Notes shall not be included in the calculation of the aggregate Acquisition Consideration for purposes of this clause (b) to the extent such cash consideration is paid within 18 months of the issuance of the Convertible Notes;

(c)    such Acquisition is not a Negative EBITDA Acquisition unless (i) after giving effect to such Acquisition, the aggregate Acquisition Consideration paid by the Borrower and its Subsidiaries for all Negative EBITDA Acquisitions occurring during any fiscal year shall not exceed $25 million and (ii) the amount by which the Target EBITDA of the Person or Property acquired in such Acquisition for the 12 month period immediately preceding such Acquisition is less than $0.00 shall not exceed 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries during the same 12 month period;

(d)    such Acquisition is not hostile or pursued by way of tender offer, proxy contest or other contested manner;

(e)    the aggregate Acquisition Consideration paid by the Borrower and its Subsidiaries for all Acquisitions of Persons that are not organized under the laws of a state of the United States of America or the District of Columbia (or, in the case of acquisitions of Property of a Person, for Property that is located in the United States) shall not exceed $60 million in any fiscal year;

(f)    three (3) Business Days prior to consummation of such Acquisition, the Borrower shall have delivered to the Administrative Agent a certificate, executed by a Responsible Officer of the Borrower, demonstrating in reasonable detail that the Loan Parties would be in compliance with the financial covenants contained in Section 8.11 after giving effect to such Acquisition on a Pro Forma Basis and, further, certifying that, after giving effect to the consummation of such Acquisition, the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents will be true and correct in all material respects; and

(g)    immediately after giving effect to such Acquisition, there shall be at least $50 million of availability existing under the Aggregate Revolving Commitments.

2.4     In clause (a) of the definition of “Swing Line Sublimit” in Section 1.01 the reference to “$40 million” is amended to read “$50 million”.

2.5	The definition of “Treasury Management Agreement” is amended to read as follows:

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

2.6     In Section 2.01(a)(ii), the reference to “by up to ONE HUNDRED MILLION DOLLARS ($100,000,000)” is amended to read “up to a maximum Aggregate Revolving Commitment of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000)”.

2.7	The parenthetical in the first sentence of Section 2.05(b)(ii) is amended to read as follows:

(other than (A) sales of government contracts that are required by law or by any government agency to be sold as a result of an organizational conflict of interest in an aggregate amount of up to $10 million in any fiscal year, (B) the sale of the Specified Real Property and (C) the sale of the Acquisition Support Business in an aggregate amount of up to $50 million)

2.8	In Section 7.02 a new paragraph is added at the end thereof to read as follows:

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower

Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information”.

2.9	Section 7.12 is amended to read as follows:

Within sixty (60) days after (x) any Person becomes a Wholly Owned Domestic Subsidiary or (y) any Domestic Subsidiary that is not a Wholly Owned Subsidiary becomes a Material Joint Venture, cause such Domestic Subsidiary to:

(a)    become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose; and

(b)    deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding anything to the contrary contained herein, if at any time any Subsidiary that is not a Guarantor provides a Guarantee of the Convertible Notes, then the Borrower shall cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of this paragraph), all in form, content and scope reasonably satisfactory to the Administrative Agent.

2.10  Each reference to “thirty (30) days” in Section 7.14 (a)(ii) and clauses (i) and (ii) of the proviso in Section 7.14 (b) is amended to read “sixty (60) days”.

2.11	Section 7.16 is amended to read as follows:

[Reserved].

2.12  In Section 8.02 the “and” after clause (m) is deleted, clause (n) is renumbered as clause (o) and amended to read as set forth below and a new clause (n) is added thereto to read as set forth below:

(n)    the Acquisition by CACI Ltd., a Subsidiary of the Borrower, of Arete Software Limited, a company organized under the laws of the United Kingdom, for an aggregate purchase price not exceeding $8,000,000; and

(o)    Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $15 million in the aggregate at any time outstanding.

2.13  In Section 8.03(e) the reference to “$12,500,000” is amended to read “$25 million”.

2.14  In Section 8.03(f) the reference to “$250,000” is amended to read “$1 million”.

2.15  In Section 8.03(g) the reference to “$5,000,000” is amended to read “$15 million”.

2.16  In Section 8.03(k) the reference to “2,500,000 Pounds Sterling” is amended to read “10 million Pounds Sterling”.

2.17  In Section 8.05 clause (e) is amended to read as follows:

(e)    the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all Dispositions (other than (i) sales of government contracts that are required by law or by any government agency to be sold as a result of an organizational conflict of interest, (ii) the sale of the Specified Real Property, (iii) the sale of the Borrower’s UK business and (iv) the sale of the Acquisition Support Business) in any fiscal year of the Borrower shall not exceed $10 million.

2.18  Section 8.14 is amended to read as follows:

8.14  Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, permit any Person (other than the Borrower or any Wholly Owned Subsidiary) to own any Capital Stock of any Subsidiary, provided (a) up to three percent (3%) of the Capital Stock of any Foreign Subsidiary may be held by Persons other than the Borrower and (b) the Borrower and its Subsidiaries may enter into joint ventures to the extent permitted by Section 8.02.

2.19  Section 11.16 is amended to read as follows:

If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (including in the circumstances contemplated by Section 11.15(a)(iii)), (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan

Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrower or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.16 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.20  The cover page of the Credit Agreement is restated as set forth on Exhibit A hereto.

3.    Consent.    Notwithstanding any provision of Section 7.12 of the Credit Agreement to the contrary, the Required Lenders agree that the Loan Parties shall have until the date sixty (60) days after the effective date of this Amendment to comply with Section 7.12 of the Credit Agreement with respect to the following subsidiaries: (a) CACI-WGI, Inc. (formerly The Wexford Group International, Inc.), (b) CACI Secured Transformations, Inc. (formerly Dragon Development Corporation), (c) CACI-NSR, Inc. (formerly National Security Research, Inc.), (d) CACI Technology Insights, Inc. (formerly AlphaInsight Corporation), (e) CACI-Athena, Inc. (formerly Athena Innovative Solutions, Inc.), (f) Business Defense and Security Corporation, (g) IPA International, Inc., (h) CACI-ISS, Inc. (formerly CACI Acquisition, Inc.) and (i) CACI-IQM, Inc. (formerly Institute for Quality Management, Inc.). The Loan Parties agree that the failure to comply with Section 7.12 of the Credit Agreement with respect to each of the foregoing Subsidiaries by the date sixty (60) days after the effective date of this Amendment shall constitute an Event of Default under the Credit Agreement.

4.    Conditions Precedent.    This Amendment shall become effective as of the date upon which each of the following conditions precedent shall have been satisfied upon the receipt by the Administrative Agent of (a) counterparts of this Amendment executed by the Loan Parties, (b) consents from the Required Lenders authorizing and directing the Administrative Agent to enter into this Amendment on their behalf and (c) resolutions of the board of directors (or its equivalent) of each Loan Party approving this Amendment and authorizing the execution and delivery of this Amendment certified by the secretary or assistance secretary of such Loan Party.

5.    Reaffirmation of Representations and Warranties.    Each Loan Party represents and warrants that, except as affected by this Amendment and the matters referenced herein, the representations and warranties set forth in the Loan Documents are true and correct as of the date hereof (except those that expressly relate to an earlier period).

6.    Reaffirmation of Guaranty.    Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

7.    Reaffirmation of Security Interests.    Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

8.    No Other Changes.    Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9.    Counterparts; Facsimile Delivery.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered.

10.    Governing Law.    This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CACI INTERNATIONAL INC, a Delaware corporation

	By:	/s/ Thomas A. Mutryn
Name:
Title:

GUARANTORS:	CACI PRODUCTS COMPANY, a Delaware corporation
CACI PRODUCTS COMPANY CALIFORNIA, a California corporation
CACI, INC. - FEDERAL, a Delaware corporation
CACI, INC. - COMMERCIAL, a Delaware corporation
CACI TECHNOLOGIES, INC., a Virginia corporation
CACI DYNAMIC SYSTEMS, INC., a Virginia corporation
CACI PREMIER TECHNOLOGY, INC., a Delaware corporation
CACI MTL SYSTEMS, INC., a Delaware corporation
CACI SYSTEMS, INC., a Virginia corporation
CACI-CMS INFORMATION SYSTEMS, INC., a Virginia corporation
CACI ENTERPRISE SOLUTIONS, INC., a Delaware corporation
R.M. VREDENBURG & CO., a Virginia corporation

	By:	/s/ Thomas A. Mutryn
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent for and on behalf of the Lenders

	By:	/s/ Michael J. Radcliffe
	Name:	Michael J. Radcliffe
	Title:	Senior Vice President

EXHIBIT A

CREDIT AGREEMENT

Dated as of May 3, 2004

among

CACI INTERNATIONAL INC,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

SUNTRUST BANK,

as Syndication Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Documentation Agent,

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Co-Agent

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

BANC OF AMERICA SECURITIES LLC,

J.P. MORGAN SECURITIES INC.

and

SUNTRUST CAPITAL MARKETS, INC.,

as Joint Lead Arrangers and Joint Book Managers